Exhibit 10.2

LOAN AGREEMENT

BETWEEN

THE IOWA FINANCE AUTHORITY

and

ART’S-WAY MANUFACTURING CO., INC.

Dated as of May 1, 2010

The interest of the Iowa Finance Authority in this Loan Agreement (other than the Issuer’s Reserved Rights) has been assigned to The First National Bank of West Union.

This Instrument was drafted by:

Dorsey & Whitney LLP
801 Grand, Suite 3900
Des Moines, Iowa 50309
(515) 283-1000
                                (515) 283-1060 FAX

TABLE OF CONTENTS

This Table of Contents is not a part of this Loan Agreement and is provided only for convenience of reference.

i

ii

THIS LOAN AGREEMENT, dated as of May 1, 2010, between the Iowa Finance Authority (the “Issuer”) and Art’s-Way Manufacturing Co., Inc. (the “Borrower”);

PRELIMINARY STATEMENTS

WHEREAS, the Issuer is authorized and empowered by Chapter 16 of the Code of Iowa, (the “Act”) to issue revenue bonds to be used to pay the cost of acquiring, constructing, improving and equipping certain projects described in Section 16.102 of the Act including manufacturing facilities; and

WHEREAS, the Borrower has requested the Issuer to act pursuant to the Act to issue its $1,300,000 Manufacturing Facility Revenue Note (Art’s-Way Manufacturing Co., Inc. Project), Series 2010 (the “Note” or the “Series 2010 Note”) for the purpose of loaning the proceeds thereof to the Borrower for the purpose of financing the costs of acquisition, equipping and improving of an approximately 190,000 square foot facility and ancillary buildings and land improvements to be used by the Borrower to manufacture agricultural equipment and machinery products (the “Project”) located at 800 Hwy 150 South, West Union, Iowa and paying for costs associated with the issuance of the Note; and

WHEREAS, pursuant to the Act, the Issuer is obtaining funds to loan to the Borrower for such purposes through the issuance and sale of the Note, which will be issued pursuant to the Act and a resolution of the Board of the Issuer (the “Note Resolution”) and is secured by an assignment of this Loan Agreement by the Issuer to The First National Bank of West Union (the “Lender”) pursuant to an Assignment and Pledge Agreement dated as of May 1, 2010 (the “Pledge Agreement”) from the Issuer to the Lender; and

WHEREAS, the Note will be payable out of the payments to be made by the Borrower under this Loan Agreement.

NOW, THEREFORE, in consideration of the premises, the respective representations and agreements contained herein, and for other good and valuable consideration, the receipt whereof is hereby acknowledged, and in order to secure the payment of the principal of and interest payable on the Note and the performance of all the covenants of the Borrower contained herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND RULES OF INTERPRETATION

Section 1.01 Definitions.

Terms defined in the Mortgage and used herein shall have the meanings ascribed to them therein.  In addition, in this Loan Agreement the following terms have the following respective meanings unless the context hereof clearly requires otherwise:

“Act” means Chapter 16 of the Code of Iowa, 2009, as heretofore and hereafter amended.

“Additional Notes” means bonds or notes or other obligations of the Issuer authorized to be issued under Section 3.10 hereof with respect to which the obligation of the Borrower to repay will be on a parity with the obligations of the Borrower under the Agreement to make payments sufficient to pay the Note, any other Additional Notes and any Parity Obligations, equally and ratably secured by the Mortgage as provided in Section 3.10 hereof.

“Balloon Indebtedness” means Long Term Indebtedness twenty-five percent (25%) or more of the original principal amount of which (A) is due in any 12-month period or (B) may, at the option of the holder thereof, be required to be redeemed, prepaid, or purchased directly or indirectly by the Borrower or otherwise paid in any 12-month period; provided, that, in calculating the principal amount of such Balloon Indebtedness due or required to be redeemed, prepaid, purchased or otherwise paid in any 12-month period, such principal amount shall be reduced to the extent that all or any portion of such amount is required to be amortized prior to such 12-month period.

“Borrower” means Art’s-Way Manufacturing Co., Inc., a Delaware company, its successors and assigns.

“Bond Counsel” means the firm of Dorsey & Whitney LLP, Des Moines, Iowa, or any other firm of nationally recognized bond counsel experienced in tax exempt financing, selected by the Borrower and acceptable to the Lender.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Iowa or the State of New York are closed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Debt Service Credit Ratio” means Net Revenues Available for Debt Service divided by the average of the Principal and Interest Requirements on Long Term Indebtedness.

“Delivery Date” means May 28, 2010.

“Event of Default” means any of the events described in Section 6.01 hereof.

“Facilities” means the facilities of the Borrower located on the Land, and all related appurtenances, fixtures and improvements and any other tangible personal property or other property including any equipment and furnishings.

“Fiscal Year” shall mean the twelve-month period beginning on December 1 of each year and ending on November 30 of the following year, or any other consecutive twelve month period adopted by the Board of Directors or by law as the official accounting period of the Borrower.

“Gross Revenues” means the total revenues, gains, gifts, grants, contributions, donations and other support of the Borrower for a specified period (excluding unrealized gains and extraordinary items), as determined in accordance with generally accepted accounting principles and shown on the statement of operations of the Borrower for such period.

“Indebtedness” shall mean (i) all indebtedness, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed, (ii) all indebtedness for the payment of the purchase price of property or assets purchased, (iii) all guaranties, endorsements, assumptions and other contingent obligations with respect to, or to purchase or to otherwise acquire, indebtedness of others, (iv) all indebtedness secured by any mortgage, pledge or lien existing on property owned, subject to such mortgage, pledge or lien, whether or not indebtedness secured thereby shall have been assumed, and (v) installment purchase contracts, loans secured by purchase money security interests, lease-purchase agreements or capital leases (including leases of real property), entered into by the Borrower in connection with the acquisition of property not previously owned by the Borrower and computed in accordance with generally accepted accounting principles; provided, however, that “Indebtedness” does not include:  (a) debt up to the amount of the aggregate cash equivalents and marketable securities (valued at market) held in the funds of the Borrower which have been pledged and designated by the Borrower (consistent with the restriction attendant to such funds) to satisfy a specified debt of the Borrower, (b) non-capitalized leases related to the operation of the Facilities, or (c) trade accounts payable and accrued expenses incurred in the normal course of business.  For purposes of this definition, no single evidence of indebtedness shall be counted more than once even though more than one of the clauses (i) - (v) above may apply.

“Independent Auditor” shall mean a firm of independent certified public accountants.

“Issuer” means the Iowa Finance Authority, its successors and assigns.

“Land” means the real estate as described in Exhibit A to the Mortgage.

“Lender” means The First National Bank of West Union, located in West Union, Iowa, its successors and assigns.

“Loan” means the loan by the Issuer to the Borrower of the proceeds of the Series 2010 Note pursuant to this Loan Agreement.

“Loan Agreement” or “Agreement” means this Loan Agreement between the Issuer and the Borrower, including any amendment hereof or supplement hereto.

“Loan Repayments” means the payments required of the Borrower pursuant to Section 3.02 of this Loan Agreement.

“Long Term Indebtedness” means Indebtedness incurred, assumed or guaranteed by the Borrower maturing more than one year after it is incurred, assumed or guaranteed.

“Management Consultant” means an independent firm regularly engaged in the business of financial consulting for educational facilities selected by the Borrower and qualified to pass upon questions relating to the financial affairs, condition and operations of legal entities similar to the Borrower and to make financial projections with respect thereto and having a favorable reputation for skill and experience in the analysis of such financial affairs.

“Mortgage” means the Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement dated as of May 1, 2010, from the Borrower to the Lender.

“Net Revenues Available for Debt Service” means, for any Fiscal Year, the Gross Revenues of the Borrower for such Fiscal Year plus expenses for depreciation, amortization, interest and other non-cash expenses, less the total operating expenses of the Borrower for the same specified period, all as determined in accordance with generally accepted accounting principles.

“Note” or “Series 2010 Note” means the Issuer’s Manufacturing Facility Revenue Note (Art’s-Way Manufacturing Co., Inc. Project) in the principal amount of $1,300,000.

“Note Resolution” means the resolution adopted May 12, 2010, by the Board of the Issuer authorizing the issuance of the Note and establishing the terms and conditions thereof.

“Officer’s Certificate” means a certificate signed by the chief executive officer or the chief financial officer of the Borrower.

“Parity Obligations” means any Indebtedness of the Borrower incurred pursuant to Section 3.10 hereof the payment of which will be on a parity with the obligations of the Borrower under the Agreement to make payments sufficient to pay the Note, any Additional Notes and any other Parity Obligations, equally and ratably secured under the Mortgage as provided in Section 3.10 hereof.

“Pledge Agreement” means the Assignment and Pledge Agreement dated as of the date hereof, between the Issuer and the Lender, including any amendment thereof or supplement thereto.

“Principal and Interest Requirements on Long Term Indebtedness” shall mean, for any Fiscal Year, the amount required to pay the interest on and the principal of Long Term Indebtedness (including assumed debt) becoming due in such Fiscal Year; provided however, that for any Fiscal Year, the amount required to pay principal on the balloon portion of any Balloon Indebtedness shall be disregarded for purposes of such calculation.

“Project” means the approximately 190,000 square foot facility, including related land improvements and ancillary buildings, located at 800 Hwy 150 South, West Union, Iowa.

“Project Costs” means all direct costs authorized by the Act and the Code paid for the Project, including but not limited to all costs set forth in Section 3.08 hereof.

“Subordinate Obligation” means any bonds, notes, loan agreements or other obligations issued or incurred by the Borrower and secured by a subordinate lien on the Mortgaged Property.

“Variable Rate Indebtedness” means any portion of Long Term Indebtedness the interest rate on which varies periodically such that the interest rate at a future date cannot be accurately calculated.

Section 1.02 Rules of Interpretation.

(A) This Loan Agreement shall be interpreted in accordance with and governed by the laws of the State of Iowa.

(B) The words “herein”, “hereof” and “hereunder” and words of similar import, without reference to any particular section or subdivision, refer to this Loan Agreement as a whole rather than to any particular section or subdivision hereof.

(C) The article and section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

(D) References herein to any particular section or subdivision hereof are to the section or subdivision of this instrument as originally executed.

ARTICLE II
REPRESENTATIONS

Section 2.01 Representations by the Issuer.

The Issuer makes the following representations as the basis for its covenants herein:

(A) The Issuer is authorized by the Act, among other things, to issue revenue bonds for the purpose of defraying the cost of acquiring, constructing, improving and equipping certain projects described in Section 16.102 of the Act including manufacturing facilities.

(B) The issuance and sale of the Series 2010 Note; the execution and delivery of this Loan Agreement and the assignment of this Loan Agreement to the Lender; and the performance of all covenants and agreements of the Issuer contained in the Series 2010 Note, the Pledge Agreement, and this Loan Agreement have been duly authorized by resolutions of the governing body of the Issuer adopted at meetings thereof duly called and held by the affirmative vote of not less than a majority of a quorum present at such meetings.

(C) To provide funds to finance the Project Costs, in anticipation of the receipt of Loan Repayments hereunder, the Issuer has duly authorized the Series 2010 Note in the principal amount of $1,300,000 to be issued upon the terms set forth in the Note Resolution and the Series 2010 Note, under the provisions of which the Issuer has agreed to assign its interest therein to the Lender as security for the repayment of the principal of and interest on the Series 2010 Note.

(D) Pursuant to the Note Resolution and this Loan Agreement, the Issuer has authorized and directed the Lender, as purchaser of the Series 2010 Note, to pay the purchase price of the Series 2010 Note to the Borrower or at the direction of the Borrower, for the payment of Project Costs and for the payment of certain costs of issuance of the Series 2010 Note, each such payment to constitute a payment of the purchase price thereof and the making of a portion of the Loan hereunder.

(E) To the knowledge of the undersigned, there is not pending or threatened any suit, action or proceeding against the Issuer before or by any court, arbitrator, administrative agency or other governmental authority which materially and adversely affects the validity, as to the Issuer, of this Loan Agreement, any of its obligations hereunder or any of the transactions contemplated hereby.

Section 2.02 Representations and Agreements of the Borrower.

The Borrower represents and agrees as the basis for the undertakings on its part herein contained:

(A) The Borrower is a public company duly organized and existing under the laws of the State of Delaware, with full corporate right, authority, and legal capacity to consummate the transactions contemplated by this Loan Agreement.  The Borrower has corporate power to enter into this Loan Agreement and the Mortgage and by proper action in accordance with its organizational documents has been duly authorized to execute and deliver this Loan Agreement and the Mortgage and to carry out the transactions contemplated therein.

(B) The Borrower covenants that no use will be made of any moneys which, if such use could have been reasonably expected on the date of issuance of the Note, would have caused the Note to be classified as an “arbitrage bond” within the meaning of Section 148 of the Code, and further covenants to comply with the requirements of said Section 148 and any regulations relating thereto and to execute such certificates as may be necessary to evidence such compliance.

(C) The Borrower covenants that it will comply with and fulfill all other requirements and conditions of the Code and regulations and rulings issued pursuant thereto, and not take any action, or refrain from taking any action, or permit others to take any action or refrain from taking any action if a result thereof is to cause the interest on the Note to be included in gross income for federal income tax purposes.

(D) The Borrower covenants that it will not spend less than 95% of the proceeds of the Note to pay the costs of acquisition and construction of the Project (not including costs of issuance of the Note), and not more than 2% of the total amount advanced under the Note to pay costs of issuance of the Note.

(E) Neither the execution and delivery of this Loan Agreement or Mortgage, the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Loan Agreement or the Mortgage materially conflicts with or results in a breach of any of the material terms, conditions or provisions or any restriction in any organizational document or any agreement or instrument to which the Borrower is now a party or by which it is bound the breach of which could reasonably be expected to have a material adverse effect on the Borrower’s financial condition, or constitutes a material default under any of the foregoing, or results in the creation or imposition of any material lien, charge or encumbrance whatsoever upon any of the property or assets of the Borrower under the terms of any instrument or agreement, other than as provided in this Loan Agreement or the Mortgage.

(F) The Borrower will not take or permit to be taken any action which is under its direction or control and which would have the effect, directly or indirectly of causing interest on the Note to be includable in gross income of the holders thereof under Section 103 of the Code in each case, which refrain from taking of action or curtailing of taking of action is reasonably practicable for the Borrower.

(G) Except as otherwise disclosed to the Lender, there is no litigation or proceeding pending, or to the knowledge of the Borrower threatened, against the Borrower or any other person affecting in any manner whatsoever the right of the Borrower to execute this Loan Agreement or the Mortgage or the ability of the Borrower to pay the loan payments hereunder or to otherwise comply with its obligations contained in this Agreement or the Mortgage.

(H) No further approval, consent or authorization of, or filing or registration with, any governmental or regulatory agency is required in connection with the execution, delivery and performance of this Loan Agreement and the Mortgage, other than the recordings and filings necessary to perfect the liens created hereby and thereby.

(I) The Borrower covenants that the weighted average maturity of the Note will not exceed 120% of the average reasonably expected economic life of the portions of the Project financed with proceeds of the Note.

(J) To the best knowledge of the Borrower, (i) no member of the Board or officer of the Issuer has either a direct or indirect financial interest in or will personally benefit financially from this Loan Agreement, or the Note or any contract, agreement or job hereby contemplated to be entered into or hereby undertaken, (ii) no official or employee of the Issuer shall have any personal interest, direct or indirect, in this Loan Agreement, and (iii) the Borrower has not paid or given any official or employee of the Issuer any money or other consideration for obtaining this Loan Agreement.

(K) To the Borrower’s knowledge the Project and the Facilities presently comply and shall at all times comply with all applicable building, zoning, and environmental restrictions, and other requirements or restrictions enacted or promulgated by the State of Iowa, or any political subdivision or agency thereof, or by the government of the United States of America or any agency thereof, any restrictions of record which might limit or affect the intended use of the Project and the Facilities, in each case, the violation of which might reasonably be expected to have a material adverse effect on the Borrower’s financial condition.  The Borrower shall, however, have the right to contest any of the foregoing and if compliance therewith may legally be held in abeyance during such contest, provided such contest shall be prosecuted with due diligence and in good faith.  To the Borrower’s knowledge the Borrower has obtained all consents, permits, and licenses necessary to be obtained as of the date hereof to occupy and operate the Project and the Facilities for their intended purposes, and will obtain all such consents, permits and licenses prior to occupying the Project.

(L) Not more than 25% of the proceeds of the Note will be used to provide facilities the primary purpose of which is to provide retail food and beverage services, automobile sales or services, or recreation or entertainment, and none of the proceeds of the Note will be used to provide commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard, and ice skating), racquet sports facility (including any handball or racquet ball court), hot tub facility, suntan facility, racetrack, airplane, scuba facility, skybox (or other private luxury box), health club facility, facility primary used for gambling, or store whose principal business is the sale of alcoholic beverages for consumption off premises.

(M) The Borrower agrees to have quarterly financial statements and quarterly reports of enterprise analysis prepared internally by the Borrower (or by an Independent Auditor at the option of the Borrower) and furnish such reports to the Lender within thirty days of the close of each fiscal quarter.  The Borrower shall provide a copy of its annually filed tax return to the Lender within thirty days of the filing thereof.

(N) The Borrower in the making and performance of this Agreement will not (immediately or with the passage of time, the giving of notice, or both): (1) violate the articles of incorporation or by-laws of the Borrower or violate any laws or result in a default under any contract, agreement, or instrument to which the Borrower is a party or by which the Borrower or its property is bound; or (2) result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of the Borrower except in favor of the Issuer.

(O) The Borrower has the power and authority to enter into and perform this Agreement, to incur the obligations herein provided for, and has taken all actions necessary to authorize the  execution, delivery and performance of this Agreement.

(P) This Agreement is, or when delivered will be, valid, binding and enforceable in accordance with its terms.

(Q) No representation or warranty by, or with respect to, the Borrower contained herein or in any certificate or other document furnished by the Borrower pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

Section 2.03 The Lender May Rely on Representations.

The Issuer and the Borrower agree that the representations contained in this Article II are for the use and benefit of the Lender, and the Lender shall be entitled to rely thereon, subject, however, to the limitations on liability set forth in Sections 7.06 and 7.07 hereof.

ARTICLE III
THE LOAN; CONSTRUCTION OF THE PROJECT

Section 3.01 Amount and Source of the Loan.

The Issuer agrees to lend to the Borrower and the Borrower agrees to borrow from the Issuer, upon the terms and conditions herein, the principal amount of not to exceed $1,300,000 by having the proceeds of the Note advanced directly to the Borrower, or as directed by the Borrower, by the Lender on the Delivery Date.

Forthwith upon the execution and delivery of this Loan Agreement and all other documents and instruments necessary to the transactions contemplated hereby and thereby and the recording and filing of such documents as may be required to be filed or recorded by the Lender or Bond Counsel, the Issuer will execute the Note and cause it to be delivered to the Lender.

Section 3.02 Repayment of the Loan.

Subject to any rights of prepayment granted herein and in the Note, the Borrower agrees to repay the Loan in installments on the dates and in amounts sufficient to provide for the prompt payment of all principal and interest due and payable by the Issuer pursuant to the Note.

All Loan Repayments hereunder shall be made directly to the Lender at its principal office for the account of the Issuer.

Section 3.03 Determination of Taxability.

If Lender receives notice of a “Determination of Taxability” (as hereinafter defined), the rate of interest on the Note shall be automatically increased, effective as of the “Date of Taxability” (as hereinafter defined) to an annual interest rate equal to the Taxable Rate (as defined in the Note) effective as of the Date of Taxability, in which event the Loan Repayments required hereunder by the Borrower shall be adjusted accordingly with the increased payments required pursuant to the Series 2010 Note.  In such case, the Borrower agrees also to pay to the Lender forthwith an amount equal to the aggregate difference between (i) the amounts actually paid between the Date of Taxability and the date of receipt of notice of the Determination of Taxability and (ii) the payments due during such period based upon the Taxable Rate, together with the amount of interest and penalties, if any, incurred by the Lender as a result of such change in taxable status.  For the purpose of this Section, a “Determination of Taxability” shall mean the issuance of a statutory notice of deficiency by the Internal Revenue Service, or a ruling of the National Office or any District Office of the Internal Revenue Service, or a final decision of a court of competent jurisdiction, or an opinion of Bond Counsel, which holds that the interest payable on the Note is includable in the gross income of the holder for federal income tax purposes, if the period, if any, for contest or appeal of such action, ruling or decision by the Borrower or Lender has expired without any such contest or appeal having been properly instituted by the Lender or the Borrower.  The expenses of any such contest shall be paid by the Borrower and neither the Borrower nor the Lender shall be required to contest or appeal any Determination of Taxability but in the event the Borrower determines to contest such Determination of Taxability, either in its own name or on behalf of the Lender, that contest shall be under the control of and at the expense of the Borrower.  The “Date of Taxability” shall mean that point in time, as specified in the Determination of Taxability, ruling or decision, that the interest payable on the Note becomes includable in the gross income of the Lender for federal income tax purposes.

Section 3.04 Notice of Proposed Taxability and Procedure Thereon.

No Determination of Taxability shall be effective unless the Borrower has been given notice either (a) of the issuance of such statutory notice of deficiency within sixty (60) days of such issuance; or (b) of the issuance of such ruling of the National Office or any District Office of the Internal Revenue Service within three (3) months of such ruling (and if the ruling was requested by the Lender, the Borrower received written notice that a ruling would be requested at least thirty (30) days prior to its submission and a copy of the request on or before the date of its submission to the National Office or any District Office of the Internal Revenue Service); or (c) of commencement of any such proceeding in any court of competent jurisdiction (in which proceeding the Borrower shall be allowed to intervene or to assume responsibility for the contest or appeal, or both, in the name of the Lender, if necessary in the Borrower’s opinion and at the Borrower’s expense) within three (3) months of such commencement and before final judgment in such proceeding; or (d) of the request for the opinion of Bond Counsel within 5 days of such request.  The provisions of this Section shall survive payment of the Note and termination of this Loan Agreement.

In the event an investigation or audit is commenced by the Internal Revenue Service questioning the federal income tax exemption of the interest payable on the Note or in the event the Lender, or the Borrower on behalf of the Lender, chooses to contest any statutory notice of deficiency, ruling of the Internal Revenue Service or judgment of a court of competent jurisdiction, the Lender, at its election, may increase the rate of interest on the Note to the Taxable Rate, and require that the Borrower make Loan Repayments based upon the Taxable Rate pending the final results of such investigation, suit or contest.  The additional funds collected as a result of the rate increase shall be placed in escrow by the Lender and shall bear interest at a rate no greater than the original rate of interest on the Note.  In the event the contest is resolved in favor of the Lender and the Borrower, and the interest on the Note continues to be exempt from federal income taxation, the funds held in such escrow account shall be returned to the Borrower.  In the event the contest is resolved against the Lender and the Borrower and interest payable on the Note is held to be subject to federal income taxation, the amount in the escrow account shall be applied to the additional Loan Repayments then due pursuant to this Section, with any excess returned to the Borrower.

The Borrower agrees to reimburse the Lender for any fees (including attorneys’ fees) and expenses incurred by the Lender in connection with any such contest.

Section 3.05 The Borrower’s Obligations Unconditional.

Provided that the proceeds of the Loan are delivered to the Borrower by the Lender as provided herein, the Borrower agrees as follows:

(A)           All Loan Repayments and all other payments required of the Borrower hereunder shall be paid without notice or demand (except as provided herein and in the Note) and without setoff, counterclaim, abatement, deduction or defense.

(B)           The Borrower will not suspend or discontinue any payments, and will perform and observe all of its other agreements in this Loan Agreement and, except as expressly permitted herein, will not terminate this Loan Agreement for any cause, including but not limited to any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, eviction by paramount title, commercial frustration of purpose, bankruptcy, or insolvency of the Issuer or the Lender, change in the tax or other laws or administrative rulings or actions of the United States of America or of the State of Iowa or any political subdivision thereof or failure of the Issuer or the Lender to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or in connection with this Loan Agreement, the Mortgage or the Note.

Section 3.06 Agreement to Complete the Project.

The Borrower agrees that it will cause acquisition and construction of the Project to be completed as promptly as practicable.  A portion of the proceeds of the Note will be applied to pay Project Costs.  The Borrower agrees to provide other funds as needed to complete the acquisition and construction of the Project.

Section 3.07 Reserved.

Section 3.08 Authorized Project Costs.

Proceeds of the Note shall be paid out by the Lender from time to time to the Borrower in order to pay or as reimbursement to the Borrower for payments made by it for the costs of acquiring, constructing and equipping the Project, including the payment or reimbursement to the Borrower of such amounts as shall be necessary to pay for or reimburse the Borrower for expenditures in connection with (i) the preparation of plans and specifications for the Project (including any preliminary study or planning of the Project or any aspect thereof), and payment of any architectural, engineering or supervisory fees and expenses, (ii) costs of demolition of any existing building or structure, (iii) the acquisition of the land (if any) for and the construction of the Project, including but not limited to labor, services, materials and supplies used in construction, and all construction, acquisition and installation expenses required to provide utility services or other facilities, and all real or personal properties deemed necessary in connection with the Project (including architectural, engineering and supervisory services with respect to any of the foregoing), (iv) the acquisition of equipment, (v) costs of issuance of the Note including but not limited to compensation, fees and expenses of the Issuer, Issuer’s Counsel and Bond Counsel, (vi) interest costs on the portion of the Note relating to the acquisition and construction of the Project during the construction period of the Project and not more then six months thereafter, and (vii) any other costs and expenses relating to the Project.

Section 3.09 Changes in the Project.

The Borrower may from time to time amend the Project, to substitute equipment for or improvements to the Project for part or all of the equipment or improvements then constituting a part of the Project, and may pay for such substitute equipment or improvements with the proceeds of the Note so long as (i) the same will still constitute a “project” within the meaning of the Act, (ii) the same consist of equipment for or improvements to the Project intended for use in connection with a “manufacturing facility” as defined in Section 144(a)(12)(C) of the Code, and (iii) the same have sufficient reasonably expected economic lives such that the weighted average maturity of the Note does not exceed the average reasonably expected economic life of the portions of the Project financed with the proceeds of the Note by more than 20%.

Section 3.10 Additional Notes; Parity Obligations.

So long as the Borrower shall not be in default hereunder and with the consent of the Lender, the Issuer may authorize Additional Notes in aggregate principal amounts requested from time to time by the Borrower in order to loan the proceeds therefrom to the Borrower for the purpose of financing the cost of a “project” within the meaning of the Act, or refunding the Note or any Additional Notes previously issued or Parity Obligations previously incurred.

So long as the Borrower shall not be in default hereunder and with the consent of the Lender, the Borrower may incur Indebtedness which will constitute a Parity Obligation, being of equal standing with the Note, any Additional Notes and any other Parity Obligations for any purpose in accordance with this Section.

The Borrower may incur Indebtedness which will constitute a Subordinate Obligation without restriction and without the consent of the Lender.

Section 3.11 Calculation of Debt Service.

The calculation of Principal and Interest Requirements on Long Term Indebtedness pursuant to this Agreement, shall be made in a manner consistent with the following:

(A) For purposes of incurring Balloon Indebtedness, the principal of any balloon portion thereof shall be assumed to be amortized in substantially equal annual amounts to be paid for principal and interest over an amortization period equal to the length of the original term thereof, at the interest rate specified therein for such principal.

(B) In determining the amount of debt service payable on Variable Rate Indebtedness (including Balloon Indebtedness which is also Variable Rate Indebtedness) for any future period, interest on such indebtedness for any period of calculation (the “Determination Period”) shall be computed by assuming that the rate of interest applicable to the Determination Period is equal to the average annual rate of interest on similar securities (calculated in the manner in which the rate of interest for the Determination Period is to be calculated) which was in effect for the twenty-four month period prior to a date selected by the Borrower plus 2% per annum, which selected date is within 45 days immediately preceding the beginning of the Determination Period, as certified by a banking or investment banking institution (other than the Lender) knowledgeable in matters of variable rate financing or, if it is not possible to calculate such average annual rate of interest, by assuming that the rate of interest applicable to the Determination Period is equal to the rate of interest then in effect on such Variable Rate Indebtedness; provided however, that if the Variable Rate Indebtedness states a rate the maximum of which can be determined at the beginning of the Determination Period, then, at the option of the Borrower, interest on such Variable Rate Indebtedness for such Determination Period may be calculated on the basis of such maximum rate.  In addition, debt service shall include any continuing credit enhancement, liquidity and/or remarketing fees for the relevant period.

(C) In calculating the amount of debt service payable with respect to the guaranty of the indebtedness (the “Guaranteed Debt”) of another entity (the “Primary Obligor”) by the Borrower, only the following percentages of annual debt service of the Guaranteed Debt are required to be included in the computation of debt service, unless the Borrower determines to include 100% of the annual debt service of the Guaranteed Debt:

(i) 25% of the annual debt service of the Guaranteed Debt must be included if the Debt Service Credit Ratio of the Primary Obligor, determined on the basis of the last consecutive twelve month period for which audited financial statements of the Primary Obligor have been prepared immediately preceding the date the calculation is made, is 2.00:1 or better; or

(ii) 50% of the annual debt service of the Guaranteed Debt must be included if the Debt Service Credit Ratio of the Primary Obligor, determined on the basis of the last consecutive twelve month period for which audited financial statements of the Primary Obligor have been prepared immediately preceding the date the calculation is made, is 1.75:1 or better but less than 2.00:1; or

(iii) 75% of the annual debt service of the Guaranteed Debt must be included if the Debt Service Credit Ratio of the Primary Obligor, determined on the basis of the last consecutive twelve month period for which audited financial statements of the Primary Obligor have been prepared immediately preceding the date the calculation is made, is 1.50:1 or better but less than 1.75:1; or

(iv) 100% of the annual debt service of the Guaranteed Debt must be included if (a) the Debt Service Credit Ratio of the Primary Obligor, determined on the basis of the last consecutive twelve month period for which audited financial statements of the Primary Obligor have been prepared immediately preceding the date the calculation is made, is less than 1.50:1, or (b) all payments under the Guaranteed Debt have not been made when due by the Primary Obligor during the consecutive twelve month period immediately preceding the date the calculation is made, or (c) no audited financial statements have been prepared for the Primary Obligor during the eighteen months preceding the date the calculation is made.

ARTICLE IV
THE BORROWER’S COVENANTS

Section 4.01 Assignment.

The Borrower recognizes the authority of the Issuer to assign the Issuer’s interest in and pledge all monies receivable under this Loan Agreement (other than any payments required to be made to the Issuer under Sections 4.03, 4.05, 6.04 or 7.09 hereof and other rights of the Issuer under Sections 7.06 and 7.07 hereof) (hereinafter referred to collectively as the “Issuer’s Reserved Rights”) to the Lender as security for the payment of the principal of and interest on the Note and the payment of all fees and expenses of the Lender and others as provided herein and consents to such assignment.

Section 4.02 General Covenants of the Borrower.

The Borrower covenants and agrees with the Issuer and the Lender that it will:

(A) Complete the construction of the Project as soon as practical and as required by the terms and conditions of this Loan Agreement.

(B) Repay the Loan by making the Loan Repayments required to be made hereunder, which payments will be at all times sufficient to provide for the prompt payment of principal and interest on the Note;

(C) Pay all expenses of the operation and maintenance of the Facilities and the Project; maintain insurance on the insurable portions of the Facilities and the Project of a kind and in the amount which normally would be carried by entities engaged in a similar kind of business including, but not limited to, property and liability insurance on the Facilities and the Project in the amounts and with the coverage determined by the Borrower; and pay all taxes and special assessments levied upon or with respect to the Facilities and the Project;

(D) Use and maintain the Project in good repair and in good operating condition at its own cost, making such repairs and replacements as are necessary in the judgment of the Borrower so that the Project will remain a “project” under the Act and that the interest on the Note will be exempt from federal income taxation; and

(E) Comply with and fulfill all other requirements and conditions of the Code and regulations and rulings issued pursuant thereto relating to the operation of the Facilities and the Project, and not take any action, or refrain from taking any action, or permit others to take any action or refrain from taking any action if a result thereof is to cause the interest on the Note to be subject to federal income taxation to which it would not otherwise have been subject.

(F) Conduct the same general type of business as it presently conducts and remain duly qualified to do business in the State of Iowa.

(G) Maintain all necessary licenses, permits and certifications for it to continue its operations in substantially the same manner as the Borrower has operated in the past.

(H) Allow the Lender to periodically inspect the Project, upon request and reasonable notice to the Borrower.

(I) Maintain a demand deposit account with the Lender, so long as the Lender is The First National Bank of West Union, located in West Union, Iowa.

Section 4.03 Indemnity.

The Borrower will, to the fullest extent permitted by law, protect, indemnify and save the Issuer and the State of Iowa and their officers, agents, and employees and any person who controls the Issuer within the meaning of the Securities Act of 1933, harmless from and against all liabilities, losses, damages, costs, expenses (including attorneys’ fees and expenses of the Issuer), taxes, causes of action, suits, claims, demands and judgments in connection with the transaction contemplated by this Agreement or arising from or related to the issuance or sale of the Note,  including but not limited to:

1.           any injury to or death of any person or damage to property in or upon the Project or growing out of or connected with the use, non-use, condition or occupancy of the Facilities or any part thereof, including any and all acts or operations relating to the acquisition or installation of property or improvements.  The foregoing indemnification obligations shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Borrower, customers, suppliers or affiliated organizations under any Workers’ Compensation Acts, Disability Benefit Acts or other employee benefit acts;

2.           violation of any agreement, provision or condition of this Agreement or the Note, except a violation by the party seeking indemnification;

3.           violation by the Borrower of any contract, agreement or restriction which shall have existed at the commencement of the term of this Agreement or shall have been approved by the Borrower;

4.           violation by the Borrower of any law, ordinance, court order or regulation affecting the Project or a part thereof or the ownership, occupancy or use thereof;

5.           any statement or information relating to the expenditure of the proceeds of the Note contained in the Borrower’s closing certificate or similar document furnished by the Borrower to the Issuer which, at the time made, is misleading, untrue or incorrect in any material respect; and

6.           any untrue statement or alleged untrue statement of a material fact contained in any offering material relating to the sale of the Note (as from time to time amended or supplemented) or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or failure to properly register or otherwise qualify the sale of the Note or failure to comply with any licensing or other law or regulation which would affect the manner whereby or to whom the Note could be sold.

Promptly after receipt by the Issuer or any such other indemnified person, as the case may be, of notice of the commencement of any action with respect to which indemnity may be sought against the Borrower under this Section, such person will notify the Borrower in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Borrower shall assume the defense of such action (including the employment of counsel, who shall be counsel subject to the approval of the Issuer, which approval shall not be unreasonably withheld, and the payment of expenses).  Insofar as such action shall relate to any alleged liability with respect to which indemnity may be sought against the Borrower, the Issuer or any such other indemnified person shall have the right to employ separate counsel of their own choice in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be at the expense of the Borrower.  The Borrower shall not be liable to indemnify any person for any settlement of any such action effected without its consent.

The provisions of this Section shall survive payment and discharge of the Note.

Section 4.04 The Mortgage.

Simultaneously with the execution and delivery of this Agreement, the Borrower will execute and deliver the Mortgage as additional security for the payment of the Loan Repayments hereunder and the principal of and interest on the Note.

Section 4.05 Annual Information for Audit.

The Borrower agrees that it will annually on or before August 15 of each year furnish the Issuer with a statement of the principal amount of the Note outstanding as of the immediately preceding June 30.  In addition, the Borrower shall provide the Issuer with any other information which may from time to time be requested concerning the Note according to the rules and interpretations of the Governmental Accounting Standards Board required to be disclosed concerning conduit debt obligations.

Section 4.06 Financial Covenants.

The Borrower covenants and agrees that it will maintain during the term of this Agreement, tested as of the end of each Fiscal Year beginning with the Fiscal Year ending November 30, 2011 a Debt Service Credit Ratio of at least 1.50 to 1.00.

ARTICLE V
THE BORROWER’S OPTIONS

Section 5.01 Prepayment of the Loan Repayments and the Note.

The Borrower shall have, and is hereby granted, the option to prepay the Loan, in whole, or in part, on any Business Day.  The prepayment price shall be equal to the prepayment price set forth in the Note plus accrued interest to the prepayment date.  In the event the Borrower elects to prepay the Loan in whole or in part, the Borrower shall cause to be given in the name of the Issuer due notice of redemption or prepayment of the Note as provided in the Note, and shall pay the prepayment price when due to the Lender.  The Issuer hereby authorizes the Borrower to give notice of prepayment by electronic means or certified mail and, if required by law, published notice of prepayment of the Note in the name of the Issuer, from time to time.

Section 5.02 Termination Upon Retirement of the Note.

At such time as no principal balance on the Note remains outstanding, and arrangements satisfactory to the Lender and the Issuer have been made for the discharge of all other accrued liabilities, if any, under this Agreement, this Agreement shall by its terms terminate, and the Lender and the Issuer, on demand of the Borrower and at the Borrower’s cost and expense, shall execute and deliver to the Borrower a proper instrument or proper instruments acknowledging the satisfaction and termination of this Agreement and the Mortgage and shall convey, assign and transfer or cause to be conveyed, assigned or transferred, and shall deliver or cause to be delivered, to the Borrower, all property, including money, then held hereunder and under the Mortgage.

ARTICLE VI
EVENTS OF DEFAULT AND REMEDIES

Section 6.01 Events of Default.

Any one or more of the following events is an Event of Default under this Loan Agreement:

(A) If the Borrower shall fail to pay any Loan Repayment required under this Loan Agreement on or before the date that the payment is due;

(B) If the Borrower shall fail to observe and perform any other covenant, condition or agreement on its part under this Loan Agreement for a period of thirty (30) days after written notice, specifying such default and requesting that it be remedied, given to the Borrower by the Issuer or the Lender; provided, however, that if such default can be cured but cannot be cured within such 30 days, it shall not constitute a default hereunder if the Borrower provides to the Lender a proposed method and schedule of curing such default, initiates action within such 30 days to cure such default, diligently pursues such action until such default is cured and provides the Lender with progress reports relating thereto at such intervals as may be reasonably requested by the Lender; provided further, however, that at any time after the initiation of action to cure such default, the Lender, in its sole judgment, determines that the Borrower is not making adequate progress to cure such default, the Lender may rescind the period for curing such default and pursue the remedial steps set forth in Section 6.02 hereof or Section 11 of the Mortgage;

(C) If there shall be entered any decree or order by a court having jurisdiction thereof adjudging the Borrower a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower under the Federal Bankruptcy Act or any other applicable federal or state law which in the case of an involuntary petition is not dismissed within 90 days, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Borrower in furtherance of any such action;

(D) If any event of default has occurred under the Mortgage and is not cured during any applicable grace period;

(E) If (i) an event of default has occurred in the payment of the principal of, premium, if any, or interest on any obligation of the Borrower for borrowed money, as and when the same shall become due, or under any mortgage, agreement or other instrument under or pursuant to which such indebtedness is issued, and such default shall continue beyond the period of grace, if any, allowed with respect thereto and (ii)(a) the creditor has commenced foreclosure proceedings against the Borrower, (b) the creditor has obtained a judgment in excess of $100,000 against the Borrower and has begun execution proceedings thereon or (c) the creditor has obtained a judgment in excess of $100,000 against the Borrower and within thirty (30) days thereof, the Borrower has failed to pay such judgment or post a supersedeas bond for the payment thereof; or

(F) If there is a determination that any representation or warranty made by the Borrower in this Loan Agreement or in any certificate, document or instrument furnished in connection with the issuance and sale of the Note or under the terms of this Loan Agreement is untrue in any material respect and such representation or warranty cannot be made currently true within a period of thirty (30) days after written notice, specifying such default and requesting that it be remedied, given to the Borrower by the Issuer or the Lender; provided, however, that if such default can be cured but cannot be cured within such 30 days, it shall not constitute a default hereunder if the Borrower provides the Lender with a proposed method and schedule of curing such default, initiates action to cure such default within such 30 days, diligently pursues such action until such default is cured and provides the Lender with progress reports relating thereto at such intervals as may be reasonably requested by the Lender;

Provided, however, that if after any default shall have occurred which does not result in a nonpayment of principal of, or interest on, the Note, and prior to the Issuer or the Lender exercising any of the remedies provided in Section 6.02(A) hereof, the Borrower shall have completely cured such default by depositing with the Lender or the Issuer, as appropriate, sufficient money, or by performing such other acts or things in respect of which it may have been in default under this Agreement as the Lender may determine, then in every such case such default shall be waived, rescinded and annulled by the Lender or the Issuer, as appropriate, by written notice given to the Borrower; but no such waiver, rescission and annulment shall extend to or affect any subsequent default or impair any right or remedy consequent thereon; and provided further that if any default shall have occurred which does not result in a nonpayment of principal of, or interest on the Note and which results in a Determination of Taxability, the sole remedy hereunder shall be an adjustment of the interest rate on the Note to the Taxable Rate as defined therein.

Section 6.02 The Remedies.

Whenever any Event of Default referred to in Section 6.01 shall have happened and be subsisting, any one or more of the following remedial steps may be taken by the Issuer (or by the Lender pursuant to Section 6.06 hereof):

(A) Declare the principal amount of all Loan Repayments payable under this Loan Agreement for the remainder of the term of this Loan Agreement with interest accrued thereon (being an amount equal to that necessary to pay in full the Note, assuming acceleration of the Note, and pay all other indebtedness thereunder) to be immediately due and payable, whereupon, without further notice, the same shall become immediately due and payable by the Borrower; or

(B) Require the Borrower to make available or furnish copies of all books and records of the Borrower pertaining to its property; or

(C) Take whatever action at law or in equity as may appear necessary or appropriate to collect the payments then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under this Loan Agreement and the Mortgage.

Whenever any Event of Default referred to in subparagraph (E) of the first paragraph of Section 6.01 shall have happened and be subsisting the remedial step set out in subparagraph (A) of the first paragraph of this Section 6.02 shall be deemed to have been taken by the Lender without any notice to the Borrower and the Lender may take any of the other remedial steps listed above, pursuant to Section 6.06 hereof.  Notwithstanding any provision herein to the contrary, the Issuer shall have the right to exercise any and all remedies with respect to the Issuer’s Reserved Rights.

Section 6.03 Manner of Exercise.

No remedy herein conferred upon or reserved to the Issuer and the Lender is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity or by statute.  No delay or omission to exercise any right or power shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.  In order to entitle the Issuer or the Lender to exercise any right reserved to it in this Article, it shall be necessary to give only such notice as may be herein or therein expressly required, but no remedy shall be exercised by the Issuer without the prior written consent of the Lender.

Section 6.04 Attorneys’ Fees and Expenses.

In the event the Borrower should default under any of the provisions of this Loan Agreement and the Issuer or the Lender should employ attorneys or incur other expenses for the collection of payments or the enforcement of performance of any obligation or agreement on the part of the Borrower, the Borrower will on demand and receipt of an accounting therefor pay to the Issuer or the Lender, respectively, the reasonable fee of such attorneys and such other reasonable and necessary expenses so incurred from and after the occurrence of an Event of Default.

Section 6.05 Effect of Waiver.

The Lender may, in its discretion, waive any Event of Default (other than an Event of Default with respect to the Issuer’s Reserved Rights) hereunder and its consequences and rescind any declaration of acceleration of principal; provided, however, that no action or inaction by the Lender shall be deemed a waiver of any of the Lender’s rights or remedies unless the Lender specifically agrees in writing that such action or inaction will constitute a waiver of its rights or remedies.  Any waiver shall only apply to the particular instance for which it was agreed.  No delay by either party in exercising and no failure by either party in exercising any right or remedy hereunder, or afforded by law, shall be a waiver of or preclude the exercise of any right or remedy hereunder, or provided by law, whether on such occasion or any future occasion, nor shall such delay be construed to be a waiver of any Event of Default or acquiescence therein.  The exercise or the beginning of the exercise of one right or remedy shall not be deemed a waiver of the right to exercise at the same time or thereafter any other right or remedy.

Section 6.06 The Lender’s Exercise of the Issuer’s Remedies.

Whenever any Event of Default shall have happened and be subsisting the Lender may, but shall not be obliged to, exercise any or all of the rights of the Issuer under this Article VI, upon notice to the Issuer.

Section 6.07 Application of Money.

The proceeds and avails of any remedy hereunder shall be applied as follows:

(A) First, to the payment of all costs and proper expenses (including reasonable attorneys’ fees as permitted by law), liabilities incurred or advances made hereunder by the Issuer or the Lender;

(B) Second, to the payment to the Lender, on behalf of the Issuer, of the amount then owing or unpaid for principal and interest due on the Note and in case any such proceeds shall be insufficient to pay the whole amount so due, then first to the payment of interest thereon and then to the payment of principal; and

(C) Third, to the payment of any excess to the Borrower, its successor and assigns, or to whomsoever may be lawfully entitled to receive the same.

ARTICLE VII
GENERAL

Section 7.01 Notices.

Except as otherwise provided in this Loan Agreement, all notices, directives, certificates, requests, requisitions, or other communications hereunder shall be in writing and shall be deemed to have been given or made when (a) received if sent by mail, (b) sent if sent by electronic mail (with receipt confirmed) or facsimile transmission (with receipt confirmed), provided that a copy is mailed on the same day, or (c) received by the addressee if sent by delivery service (receipt requested) or delivered, in each case to the appropriate addresses, or facsimile numbers designated for a party as indicated below:

If to the Issuer:	Iowa Finance Authority
2015 Grand Avenue
Des Moines, IA 50312
Attention: Executive Director
Fax: 515-725-4901

If to the Borrower:	Art’s-Way Manufacturing Co., Inc
P.O. Box 288
Armstrong, IA 50514
Attention: Chief Executive Officer
Fax: 712-864-3154

If to the Lender:	The First National Bank of West Union
115 North Vine
West Union, Iowa 52175-0233
Attention: Legal Department
Fax: 563-422-5356

A duplicate copy of each notice, directive, certificate, request or other communication given hereunder by either the Issuer or the Borrower to the other shall also be given to the Lender; provided, however, failure to give such duplicate notice shall not constitute a failure to give such notice hereunder.  The Issuer, the Borrower and the Lender may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

Section 7.02 Binding Effect.

This Loan Agreement shall inure to the benefit of and shall be binding upon the Issuer and the Borrower and their respective successors and assigns.

Section 7.03 Severability.

If any term, condition or provision of this Loan Agreement or the application thereof to any person or circumstance shall, to any extent, be held to be invalid or unenforceable, the remainder thereof and the application of such term, provision and condition to persons or circumstances other than those as to whom it shall be held invalid or unenforceable shall not be affected thereby, and this Loan Agreement and all the terms, provisions and conditions hereof shall, in all other respects, continue to be effective and be complied with to the full extent permitted by law.

Section 7.04 Amendments, Changes and Modifications.

Except as otherwise provided in this Loan Agreement, subsequent to the issuance of the Note and before the Note has been paid in full in accordance with its terms, this Loan Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the Issuer, the Lender and the Borrower.

Section 7.05 Execution Counterparts.

This Loan Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 7.06 Limitation on the Issuer’s Liability.

It is understood and agreed by the Borrower and the Lender that no covenant, provisions or agreement of the Issuer herein or in the Note or in any other document executed by the Issuer in connection with the issuance, sale and delivery of the Note, or any obligation herein or therein imposed upon the Issuer or breach thereof, shall give rise to a pecuniary liability of the Issuer, its directors, officers, employees or agents or a charge against the Issuer’s general credit or general fund or shall obligate the Issuer, its directors, officers, employees or agents financially in any way except with respect to this Loan Agreement, and from the proceeds of the Note.  No failure of the Issuer to comply with any term, condition, covenant or agreement herein or in the Note shall subject the Issuer, its directors, officers, employees or agents to liability for any claim for damages, costs or other financial or pecuniary charges except to the extent that the same can be paid or recovered from this Loan Agreement and from the proceeds of the Note.  No execution on any claim, demand, cause of action or judgment shall be levied upon or collected from the general credit or general fund of the Issuer.  In making the agreements, provisions and covenants set forth herein, the Issuer has not obligated itself except with respect to this Loan Agreement, and from the proceeds of the Note, as hereinabove provided.

The Note constitutes a special, limited obligation of the Issuer, payable solely from proceeds of the Note and the revenues pledged to the payment thereof pursuant to this Loan Agreement.  The Note, the interest thereon and any other payments or costs incident thereto do not constitute an indebtedness or a loan of the credit of the Issuer, the State of Iowa or any political subdivision thereof within the meaning of any constitutional or statutory provisions.  The Issuer does not pledge its faith or credit nor the faith or credit of the State of Iowa nor any political subdivision of the State of Iowa to the payment of the principal of, the interest on or any other payments or costs incident to the Note.  The issuance of the Note and the execution of any documents in relation thereto do not directly, indirectly or contingently obligate the State of Iowa or any political subdivision of the State of Iowa to apply money from or levy or pledge any form of taxation whatever to the payment of the principal of or interest on the Note or any other payments or costs incident thereto.  The Issuer has no taxing power.

It is further understood and agreed by the Borrower and the Lender that the Issuer, its directors, officers, employees or agents shall incur no pecuniary liability hereunder and shall not be liable for any expenses related hereto, all of which the Borrower agrees to pay.  If, notwithstanding the provisions of this Section, the Issuer, its directors, officers, employees or agents incur any expense, or suffer any losses, claims or damages or incurs any liabilities relating to this Agreement, the Note or any transactions relating thereto, the Borrower will indemnify and hold harmless the Issuer, its directors, officers, employees or agents from the same and will reimburse the Issuer, its directors, officers, employees or agents in relation thereto, and this covenant to indemnify, hold harmless and reimburse the Issuer, its directors, officers, employees or agents shall survive delivery of and payment for the Note.

Section 7.07 Delegation of Duties by the Issuer.

It is agreed that under the terms of this Agreement the Issuer has delegated certain of its duties hereunder to the Borrower and to the Lender.  The fact of such delegation shall be deemed a sufficient compliance by the Issuer to satisfy the duties so delegated and the Issuer shall not be liable in any way by reason of acts done or omitted by the Borrower or the Lender.  The Issuer shall have the right at all times to act in reliance upon the authorization, representation or certification of the Borrower or Lender.

Section 7.08 Enforcement and Waiver by the Issuer and the Lender.

The Issuer or the Lender, as the case may be, shall have the right at all times to enforce the provisions of this Agreement in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of either the Issuer or the Lender in refraining from so doing at any time or times.  The failure of the Issuer or the Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same.  All rights and remedies of the Issuer and the Lender are cumulative and concurrent, and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

Section 7.09 Payment of Fees and Expenses.

Borrower agrees to pay all reasonable fees and expenses, including reasonable attorney fees and costs related to the perfection of the Lender’s security interest, of the Issuer and the Lender incurred in connection with the preparation, administration, amendment, modification or enforcement of this Agreement, the Note, the Mortgage, other documents required for the issuance of the Note, and the collection or attempted collection of the Note.

Section 7.10 Governing Law/Venue.

This Agreement is governed by the laws of the State of Iowa, without regard to the choice of law rules of the State of Iowa.  Venue for any action under this Agreement to which the Issuer is a party shall lie within the district courts of the State of Iowa, and the parties hereto consent to the jurisdiction and venue of any such court and hereby waive any argument that venue in such forums is not convenient.

Section 7.11 Election under IRC Section 144(a)(4).

The Issuer hereby elects to have the provisions of Section 144(a)(4) of the Internal Revenue Code of 1986 apply to the Note.

IN WITNESS WHEREOF, the Issuer has caused this Loan Agreement to be executed in its respective name, all as of the date first above written.

IOWA FINANCE AUTHORITY

By:	/s/ Joseph O’Hern
Joseph O’Hern
Title Executive Director

IN WITNESS WHEREOF, the Borrower has caused this Loan Agreement to be executed in its respective name, all as of the date first above written.

ART’S-WAY MANUFACTURING CO., INC.

By:	/s/ Carrie Majeski
Carrie Majeski
Chief Executive Officer